Exhibit 99.27

Project Island – Follow Up Discussion MaterialsJanuary 15, 2016Confidential – For Discussion & General Information Purposes Only

Sensitivity Analysis of Cash Consideration per Share($ and Shares in Millions, except per share data)Sensitivity Analysis of Cash Consideration per Share at Various Assumed Tahiti Share PricesPrice as of 1/14/16Assumed 10-Day Avg. Tahiti Share Price (NTD) at Closing $28.20 $30.00 $31.00 $32.00 $33.00 $34.00 $35.00 $36.00 $37.00 $38.00 $39.00 $40.00 $40.00 Assumed Fixed Exchange Rate 32.801 32.801 32.801 32.801 32.801 32.801 32.801 32.801 32.801 32.801 32.801 32.801 32.801 Tahiti Share Price (USD) $0.86 $0.91 $0.95 $0.98 $1.01 $1.04 $1.07 $1.10 $1.13 $1.16 $1.19 $1.22 $1.22 Initial Barbados Cash $61.02 $61.02 $61.02 $61.02 $61.02 $61.02 $61.02 $61.02 $61.02 $61.02 $61.02 $61.02 $61.02 Less SARs/Options Costs $10.76 $12.29 $13.17 $14.05 $14.94 $15.82 $16.69 $17.57 $18.44 $19.32 $20.19 $21.06 $20.98 Assumed Deal Expenses $3.50 $3.50 $3.50 $3.50 $3.50 $3.50 $3.50 $3.50 $3.50 $3.50 $3.50 $3.50 $5.00 Total Net Barbados Cash $46.77 $45.24 $44.35 $43.47 $42.59 $41.71 $40.83 $39.95 $39.08 $38.21 $37.34 $36.46 $35.05 Net Barbados Cash per Share $1.71 $1.66 $1.63 $1.59 $1.56 $1.53 $1.50 $1.46 $1.43 $1.40 $1.37 $1.34 $1.28 Total Cash Consideration Paid by Tahiti $59.09 $59.09 $59.09 $59.09 $59.09 $59.09 $59.09 $59.09 $59.09 $59.09 $59.09 $59.09 $59.09 Cash Consideration Paid by Tahiti per Share $2.17 $2.17 $2.17 $2.17 $2.17 $2.17 $2.17 $2.17 $2.17 $2.17 $2.17 $2.17 $2.17 Total Cash Consideration $105.86 $104.33 $103.45 $102.56 $101.68 $100.80 $99.92 $99.05 $98.17 $97.30 $96.43 $95.56 $94.14 Total Cash Consideration per Share $3.88 $3.82 $3.79 $3.76 $3.73 $3.69 $3.66 $3.63 $3.60 $3.57 $3.53 $3.50 $3.45 Implied Equity Consideration per Share at Signing $16.09 $16.09 $16.09 $16.09 $16.09 $16.09 $16.09 $16.09 $16.09 $16.09 $16.09 $16.09 $16.09 Valued at 1/14/16 Tahiti Closing Share Price Total Implied Consideration per Share at Signing $19.96 $19.91 $19.88 $19.84 $19.81 $19.78 $19.75 $19.71 $19.68 $19.65 $19.62 $19.59 $19.53 Valued at 1/14/16 Tahiti Closing Share Price Barbados Closing Share Price at 1/14/16 $17.85 $17.85 $17.85 $17.85 $17.85 $17.85 $17.85 $17.85 $17.85 $17.85 $17.85 $17.85 $17.85 Implied 1-Day Premium to Barbados Share Price 11.8% 11.5% 11.3% 11.2% 11.0% 10.8% 10.6% 10.4% 10.3% 10.1% 9.9% 9.7% 9.4%Source: Tahiti Management, FactsetProject Island 2

DisclaimerThis document and any other materials accompanying this document (collectively, the “Materials”) are provided for general informational purposes. By accepting any Materials, the recipient thereof acknowledges and agrees to the matters set forth below in this notice.Wells Fargo Securities makes no representation or warranty (express or implied) regarding the adequacy, accuracy or completeness of any information in the Materials. Information in the Materials is preliminary and is not intended to be complete, and such information is qualified in its entirety. Any opinions or estimates contained in the Materials represent the judgment of Wells Fargo Securities at this time, and are subject to change without notice. Interested parties are advised to contact Wells Fargo Securities for more information. The Materials are not an offer to sell, or a solicitation of an offer to buy, the securities or instruments named or described herein. The Materials are not intended to provide, and must not be relied on for accounting, legal, regulatory, tax, business, financial or related advice or investment recommendations. No person providing any Materials is acting as fiduciary or advisor with respect to the Materials. You must consult with your own advisors as to the legal, regulatory, tax, business, financial, investment and other aspects of the Materials.Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.Notwithstanding anything to the contrary contained in the Materials, all persons may disclose to any and all persons, without limitations of any kind, the U.S. federal, state or local tax treatment or tax structure of any transaction, any fact that may be relevant to understanding the U.S. federal, state or local tax treatment or tax structure of any transaction, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state or local tax treatment or tax structure, other than the name of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, and any pricing terms or nonpublic business or financial information that is unrelated to the U.S. federal, state or local tax treatment or tax structure of the transaction to the taxpayer and is not relevant to understanding the U.S. federal, state or local tax treatment or tax structure of the transaction to the taxpayer.IRS Circular 230 Disclosure:To ensure compliance with requirements imposed by the IRS, we inform you that any tax advice contained in the Materials is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax penalties or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein. © 2016 Wells Fargo. All Rights Reserved.Project Island 3